Scientific Learning Receives Notice of Non-Compliance with

NASDAQ Marketplace Rule 4450 (b)(1)(A)

Media Contact:
Jessica Lindl
Vice President of Marketing
Scientific Learning Corporation
(510) 625-6784
jlindl@scilearn.com

Investor Contact:
Dale Hill
Director of Finance
Scientific Learning Corporation
(510) 625-2245
investorrelations@scilearn.com

Oakland, Calif. - October 24, 2008 - Scientific Learning Corporation (NASDAQ:SCIL) today announced that it received notice from The NASDAQ Stock Market (NASDAQ) on October 22, 2008 that the Company is no longer in compliance with Marketplace Rule 4450(b)(1)(A), which requires that the market value of the Company's Common Stock be at least $50,000,000 in order to continue listing on the NASDAQ Global Market. Under the NASDAQ rules, market value is calculated on the basis of the closing bid price. As provided in the NASDAQ rules, the Company has 30 calendar days, or until November 21, 2008, to regain compliance. During this period, the Company will continue to be listed on the NASDAQ Global Market. In order to regain compliance in this period, the market value of the Company's common stock must be $50,000,000 or more for a minimum of 10 consecutive business days.

As an alternative to the NASDAQ Global Market, the Company may apply to transfer its securities to the NASDAQ Capital Market. The Company believes that it presently meets the requirements for the NASDAQ Capital Market, although there can be no assurance that it will continue to do so. If the Company does not regain compliance by November 21, 2008 and has not applied to transfer to the NASDAQ Capital Market, the NASDAQ staff will issue a notification of delisting. The Company then has the right to appeal that decision to a NASDAQ Listing Qualifications Panel. Should the Company appeal, its Common Stock will remain listed on the NASDAQ Global Market during the appeal process, which the Company expects will take at least one month.

Robert C. Bowen, Chairman and CEO stated, "While we are disappointed with this potential change in our listing status, we continue to be very positive about the potential of our differentiated, brain-based learning solutions and the significant progress we are making in executing our strategic and operational plans. Our management team and employees remain focused on building a strong company that continues to increase market acceptance of our products worldwide while we gain leverage on our cost structure and build value for our shareholders."

About Scientific Learning Corp.

Scientific Learning creates educational software that accelerates learning by improving the processing efficiency of the brain. Based on more than 30 years of neuroscience and cognitive research, the Fast ForWord® family of products provides struggling readers with computer-delivered exercises that build the cognitive skills required to read and learn effectively. The Scientific Learning® Reading AssistantTM combines advanced speech recognition technology with scientifically-based courseware to help students strengthen fluency, vocabulary and comprehension to become proficient, life-long readers. The efficacy of the products has been established by more than 550 research studies and publications. For more information, visit http://www.scilearn.com/ or call toll-free 888-452-7323.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, statements relating to our ability to continue to execute our strategic and operational plans, to grow market acceptance of our products, to control costs and to build shareholder value. Such statements are subject to substantial risks and uncertainties. Actual events or results may differ materially as a result of many factors, including but not limited to: general economic conditions, including the current worldwide market and economic downtown; seasonality and sales cycles in Scientific Learning's markets; competition; availability of funding to purchase the Company's products and generally available to schools; the acceptance of new products and product changes; the extent to which the Company's marketing, sales and implementation strategies are successful; personnel changes; the Company's ability to continue to demonstrate the efficacy of its products; the Company's ability to meet the listing requirements of the NASDAQ Capital Market; and other risks detailed in the Company's SEC reports, including but not limited to the Report on Form 10Q (Part II, Item 1A, Risk Factors), filed August 6, 2008. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.